EXHIBIT 8

LIST OF SUBSIDIARIES

Primary Operating Area	Country of incorporation	Direct	Indirect	Total

Greek banking
NBG Asset Management Mutual Funds S.A.	Greece	81.00%	19.00%	100.00%
Ethniki Leasing S.A.	Greece	93.33%	6.67%	100.00%
National Mutual Fund Management S.A.	Greece	100.00%	—	100.00%

International banking
The South African Bank of Athens Ltd.	South Africa	91.44%	8.06%	99.50%
NBG Cyprus Ltd.	Cyprus	100.00%	—	100.00%
Stopanska Banka A.D. (Skopje)	FYROM	73.04%	—	73.04%
United Bulgarian Bank AD – Sofia (UBB)	Bulgaria	99.91%	—	99.91%
UBB Asset Management	Bulgaria	—	99.92%	99.92%
UBB Insurance Broker	Bulgaria	—	99.93%	99.93%
Banca Romaneasca SA	Romania	88.71%	—	88.71%
NBG A.D. Beograd	Serbia	100.00%	—	100.00%
Vojvodjanska Banka a.d. Novi Sad	Serbia	100.00%	—	100.00%
NBG Leasing d.o.o. Belgrade	Serbia	100.00%	—	100.00%
NBG Services d.o.o. Belgrade	Serbia	—	100.00%	100.00%
Interlease E.A.D.	Bulgaria	100.00%	—	100.00%
Interlease Auto E.A.D.	Bulgaria	—	100.00%	100.00%
EURIAL Leasing SA	Romania	70.00%	—	70.00%
NBG Luxembourg Holding SA	Luxembourg	94.67%	5.33%	100.00%
NBG Luxfinance Holding SA	Luxembourg	94.67%	5.33%	100.00%
NBG International Holding BV	Holland	100.00%	—	100.00%
NBG Management Services Ltd.	Cyprus	100.00%	—	100.00%

Turkish banking
Finansbank AS	Turkey	76.99%	7.90%	84.89%
Finans Leasing	Turkey	2.55%	50.30%	52.85%
Finans Invest	Turkey	0.20%	84.64%	84.84%
Finans Portfolio Management	Turkey	0.01%	84.83%	84.84%
Finans Investment Trust	Turkey	5.30%	64.51%	69.81%
Finans Malta Holdings Ltd.	Malta	—	84.89%	84.89%
Finans Malta Ltd.	Malta	—	84.89%	84.89%
IB Tech	Turkey	—	84.04%	84.04%

Investment and private banking
P&K Investment Services SA	Greece	100.00%	—	100.00%
NBG International Ltd	UK	100.00%	—	100.00%
CPT Investments Ltd	Cayman Islands	50.10%	—	50.10%
National P&K Securities S.A.	Greece	59.32%	40.68%	100.00%
National Securities Co (Cyprus) Ltd.	Cyprus	—	100.00%	100.00%
NBG Greek Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Emerging Markets Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Estate Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Venture Capital Management Co S.A.	Cyprus	100.00%	—	100.00%
ETEBA Bulgaria A.D.	Bulgaria	92.00%	8.00%	100.00%
ETEBA Romania S.A.	Romania	100.00%	—	100.00%
Innovative Ventures S.A. (I-Ven)	Greece	—	100.00%	100.00%

Primary Operating Area	Country of incorporation	Direct	Indirect	Total
Ethniki Kefalaiou S.A.	Greece	100.00%	—	100.00%
NBG International Inc. (NY)	USA	—	100.00%	100.00%
NBGI Private Equity	UK	—	100.00%	100.00%
NBGI Private Equity Funds	UK	—	100.00%	100.00%

Insurance
NBG Bancassurance S.A.	Greece	99.70%	0.30%	100.00%
Ethniki Hellenic General Insurance S.A.	Greece	100.00%	—	100.00%
National Insurance Brokerage S.A.	Greece	—	95.00%	95.00%
Ethniki Insurance (Cyprus) Ltd.	Cyprus	—	100.00%	100.00%
Ethniki General Insurance (Cyprus) Ltd.	Cyprus	—	100.00%	100.00%
S.C. Garanta Asigurari SA	Romania	—	94.96%	94.96%
Finans Pension AS	Turkey	—	84.89%	84.89%
Audatex Hellas S.A.	Greece	—	70.00%	70.00%

Other
Ethnodata S.A.	Greece	100.00%	—	100.00%
NBG Training Center S.A.	Greece	100.00%	—	100.00%
Ethnoplan S.A.	Greece	—	100.00%	100.00%
Pronomiouhos S.A. Genikon Apothikon Hellados (former NBG Venture Capital S.A.) .	Greece	100.00%	—	100.00%
DIONISOS SA	Greece	99.91%	—	99.91%
KADMOS S.A.	Greece	100.00%	—	100.00%
EKTENEPOL Construction Company SA	Greece	100.00%	—	100.00%
Mortgage, Tourist PROTYPOS S.A.	Greece	100.00%	—	100.00%
GRAND HOTEL SUMMER PALACE S.A.	Greece	100.00%	—	100.00%
Hellenic Tourist Constructions S.A.	Greece	77.76%	—	77.76%
ASTIR PALACE VOULIAGMENIS S.A.	Greece	78.06%	—	78.06%
Ethniki Ktimatikis Ekmetalefsis SA	Greece	100.00%	—	100.00%